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			BAILARD, BIEHL & KAISER OPPORTUNITY FUND
GROUP, INC.
CODE OF ETHICS FOR PRINCIPAL EXECUTIVE
AND SENIOR FINANCIAL OFFICERS
I.			Covered Officers/Purpose of the Code
				This code of ethics (this "Code") applies
to the
officers performing the functions of the
Principal Executive Officer, Principal Financial
Officer and Principal Accounting Officer (each,
a "Covered Officer," and collectively, the
"Covered Officers" whose names are set forth in
Exhibit A) of the funds of the Bailard, Biehl &
Kaiser Opportunity Fund Group, Inc. (each, a
"Fund," and collectively, the "Funds").  The
purpose of this Code is to deter wrongdoing and
to promote:
	-		  honest and ethical conduct, including the
ethical


handling of actual or apparent conflicts of
interest between personal and professional
relationships;
	-		  full, fair, accurate, timely and
understandable
disclosure in reports and documents that a Fund
files with, or submits to, the Securities and
Exchange Commission ("SEC") and in other public
communications made by the Fund;
	-		  compliance with applicable laws and
governmental rules


				and regulations;
-    the prompt internal reporting of violations of
this
		Code to an appropriate person or persons
identified herein; -    accountability for
adherence to this Code; and
	-		  adherence to a high standard of business
ethics and
sensitivity to situations that may give rise to
actual as well as apparent conflicts of
interest.
II.		Handling of Actual and Apparent Conflicts of
Interest
				A "conflict of interest" occurs when a Covered


Officer's personal interest conflicts or interferes with the interests of a Fund or with his or her professional obligations to a Fund.
For example, a conflict of interest would arise if a Covered Officer, or a member of his or her family, receives improper personal benefits as a result of his or her position with a Fund.
				Certain conflicts of interest arise out of
the relationship between Covered Officers and the Funds and are subject to provisions in the Investment Company Act of 1940 ("Investment
Company Act") and the Investment Advisers Act of
1940 ("Investment Advisers Act") and the regulations thereunder that address conflicts of interest. For example, Covered Officers may not individually engage in certain transactions
(such as the purchase or sale of securities or other property) with a Fund because of their status as "affiliated persons" of the Fund.
Each Fund's compliance programs and procedures, and those of its investment adviser (the
"Investment Adviser"), are designed to prevent, or identify and correct, violations of such provisions. This Code does not, and is not intended to, duplicate, change or replace those programs and procedures, and such conflicts fall outside of the parameters of this Code.
	Although typically not presenting an
opportunity for improper personal benefit, conflicts arise from, or as a result of, the contractual relationship between a Fund and its Investment Adviser of which the Covered Officers are also officers or employees. As a result, this Code recognizes that the Covered Officers, in the normal course of their duties (whether formally for a Fund or for the Investment
Adviser or for both), will be involved in establishing policies and implementing decisions that will have different effects on the Investment Adviser and a Fund. The participation of the Covered Officers in such activities is inherent in the contractual relationship between a Fund and the Investment Adviser and is consistent with the performance by the Covered
Officers of their duties as officers of a Fund.
Thus, if performed in conformity with the provisions of the Investment Company Act and the Investment Advisers Act, such activities will be deemed to have been handled ethically. In addition, it is recognized by the Funds' Board of Directors (the "Board") that the Covered
Officers may also be officers or employees of one or more other investment companies covered by this Code or other codes of ethics.
	Each Covered Officer must not:


-    use his personal influence or personal
relationships improperly to influence
investment decisions or financial reporting by a Fund whereby the Covered Officer or a family member would benefit personally to the detriment of the Fund;
	-    cause a Fund to take action, or fail to
take action, for the individual personal benefit of the Covered Officer or a family member rather than the benefit of the Fund;


- use material non-public knowledge of portfolio transactions made or contemplated fora Fund to trade personally or cause others to trade personally in contemplation of the market effect of such transactions; or
- Otherwise place his personal interest or that of a family member improperly before the interest of a Fund.
If a Covered Person has any question as to whether an action taken or proposed to be taken presents a conflict of interest prohibited by this Code, the Covered Officer shall consult with the Chief
Compliance Officer of the Investment Adviser (the
"Chief Compliance Officer").
III. Disclosure and Compliance
	Each Covered Officer must:
-   be familiar with the disclosure
requirements generally applicable to a Fund;
- not knowingly misrepresent, or cause others to misrepresent, facts about a Fund to others, whether within or outside the Fund, including to the Fund's directors, committees of directors, and auditors, and to governmental


						regulators and self-regulatory organizations;
	-    to the extent appropriate within the
Covered Officer's area of responsibility,
consult with other officers and
	employees of the Funds and the Investment Adviser
with the goal of promoting full, fair, accurate,
timely and understandable disclosure in the
reports and documents a


Fund files with, or submits to, the SEC and in other
public
			communications made by the Fund; and
	-    assume responsibility for promoting
compliance with the standards and restrictions
imposed by applicable laws, rules
and regulations regarding a Fund.
IV.		Reporting and Accountability
				Each Covered Officer must:
- upon adoption of this Code (or thereafter as applicable, upon first becoming a Covered
Officer), affirm in writing to the Board that the Covered Officer has received, read, and understands the Code;
- annually thereafter affirm to the Board that the Covered Officer has complied with the requirements of this Code;
-    not retaliate against any other Covered
Officer or any employee of the Funds or their affiliated persons for reports made in good faith of violations or potential violations;
and
-    notify the Chief Compliance Officer
promptly if he or she knows of or has reason to anticipate any violation or potential violation of this Code by any Covered Officer.
Failure to do so is itself a violation of this Code.
				The Chief Compliance Officer is responsible for


applying this Code to specific situations in
which questions are presented under it.  The
Chief Compliance Officer has the authority to
interpret this Code in any particular situation
and with the consent of the Board grant waivers
(as defined by the Instructions to Item 2 of
Form N-CSR). The Chief Compliance Officer is
authorized to consult, as appropriate, with the
Chief Executive Officer of the Investment
Adviser, counsel for the Funds, and other
officers of the Investment Adviser in carrying
out the responsibilities of the Chief Compliance
Officer under this Code.		However, the Chief
Compliance Officer may not grant
any waiver of this Code without first obtaining the approval of the Board.
				Each Fund will follow the procedures set
forth below in investigating possible violations and in enforcing this Code:


	-				the Chief Compliance Officer will take all
appropriate
action to investigate any potential violations
reported to the Chief Compliance Officer;
		-			 if, after such investigation, the Chief
Compliance
Officer concludes that no violation has
occurred, no further action will be required of
the Chief Compliance Officer;
	-				the Chief Compliance Officer shall report
annually to
the Board regarding any investigations that the
Chief Compliance Officer conducted and concluded
no violation had occurred;
	-				the Chief Compliance Officer will report to
the Board
any matter that the Chief Compliance Officer
concludes might constitute a violation of this
Code;


	-    if the Board concludes that a violation
has occurred, it will consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures; notification to appropriate personnel of the Investment
Adviser; or a recommendation of
sanctions, including possibly to dismiss the Covered Officer; and in connection with the foregoing, the Board will consult, in its discretion with the Chief Compliance Officer, counsel to the Funds and/orthe Chief Executive
Officer of the Investment Adviser;
	-    the Board will be responsible for
considering, approving and granting waivers of this Code brought to the Board by the Chief
Compliance Officer, as appropriate;


- the Chief Compliance Officer shall identify and document any waiver or implicit waiver (as defined by the Instructions to item 2 of form
N-CSR) of this Code; and


	-    each Fund will disclose, as provided by
SEC rules, any changes to or waivers (including implicit waivers) of this Code.
V.  Other Policies and Procedures
		This Code shall be the sole code of ethics adopted by


the Funds for purposes of Section 406 of the
Sarbanes-Oxley Act of 2002 and the rules and
forms applicable to registered investment
companies thereunder.  Insofar as other policies
or procedures of the Funds or the Funds'
Investment Adviser, administrator, principal
underwriter, or other service providers govern
or purport to govern the behavior or activities
of the Covered Officers who are subject to this
Code, they are superseded by this Code to the
extent that they conflict with the provisions of
this Code.
VI.  Amendments
Any amendments to this Code, other than
amendments to
Exhibit A, must be approved or ratified by a
majority vote of the Board, including a majority
of the independent directors.
VII.		Confidentiality
		All reports and records prepared or
maintained pursuant to this Code will be
considered confidential and shall be maintained
and protected accordingly.  Except as otherwise
required by law, regulation, or this Code, such
matters shall not be disclosed to anyone other
than: the Board, counsel for the Funds, the
appropriate Fund, the Investment Adviser, the
Chief Compliance Officer and the officers of the
Investment Adviser with whom the Chief
Compliance Officer consults.
VIII.		Internal Use
		The Code is intended solely for the
internal use by the Funds and does not
constitute an admission, by or on behalf of any Fund, as to any fact, circumstance, or legal conclusion.

Date: November 19, 2003
		Exhibit A COVERED OFFICERS
		Peter M. Hill		             Chairman
(Principal
Executive Officer)
Barbara V. Bailey             Treasurer
(Principal
Financial and

	Accounting Officer)
BAILARD, BIEHL & KAISER OPPORTUNITY FUND GROUP,
INC.
PRINCIPAL EXECUTIVE AND SENIOR FINANCIAL
OFFICERS ACKNOWLEDGEMENT
FORM
I acknowledge that I have received and read and that I understand the Code of Ethics for Principal Executive and Senior Financial
Officers (the "Code") adopted by the Board of Directors on October __, 2003.
Furthermore, I understand that it is my
responsibility to comply with the Code and any revisions made to it. I hereby acknowledge that I have complied with the requirements of the Code since its adoption or since the date of my most recent acknowledgement of my compliance with the Code. COVERED OFFICER'S NAME (printed):


COVERED OFFICER'S SIGNATURE: DATE: